TECHNOLOGY ASSIGNMENT AGREEMENT

THIS AGREEMENT is made and effective as of November 1, 2007

BETWEEN:

MANTRA ENERGY ALTERNATIVES LTD. 1205 – 207 West Hastings Street Vancouver, British Columbia

Canada

V6B 1H7

(hereinafter the “Company”)

And

0798465 BC LTD. c/o 235-550 6th Street New Westminster, BC Canada V3L 3B7 (hereinafter “Assignor”)

WHEREAS:

A.	Assignor has made an Invention (as hereinafter defined) related to the electro- reduction of carbon dioxide

B.	Assignor has filed patent application in relation to the Invention as listed in Schedule “A” hereof;

C.	The Company is a the Company whose purpose is to commercialize, develop, manufacture, market distribute and sell useful products; and

D.	Assignor wishes to assign all right and title in and to the Invention to the Company, subject to the terms and conditions hereof.

NOW THEREFORE in consideration of the premises and the mutual covenants, terms, conditions and agreement contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1 INTERPRETATION

1.1 Definitions

In this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. The term

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

“control” means the ability to direct the management and policies of such Person, whether through ownership of equity, by contract or otherwise.

“Agreement” means this Technology Assignment Agreement including all attached schedules, as the same may be supplemented, amended, restated or replaced in writing from time to time;

“Assignor Improvements” means any modifications, enhancements, upgrades or additions to the Technology made or created by or for the Assignor or any Affiliate of Assignor and other than for the Company;

“Beneficiaries” means the Parties and their respective Affiliates, as applicable, and their respective current , former, and future directors, officers, employees, appointees, consultants, affiliated corporations, agents and their respective heirs, successors and assigns and “Beneficiary” means one of them;

“Best Efforts” means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result us achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such person of this Agreement;

“Calendar Year” means January 1st through December 31st;

“Confidential Information” means the specific terms and conditions set forth in this Agreement , Know-how, and any information, which is non-public, confidential or proprietary in nature, including, without limitation, business information, trade secrets, and any information related to the Technology, any Improvement, or any Product, whether written, or in electronic form, provided that tangible materials are marked as confidential, and provided that information given orally is identified as confidential at the time of disclosure, and confirmed as confidential in writing with 15 days, but shall not include information that:

(a)	is or becomes generally available to the public other than as a result of any act of Assignor;

(b)	is rightfully received from a Third Party without similar restriction or without breach of this Agreement;

(c)	Assignor is able to demonstrate, in writing, was know to it on a non- confidential basis; or

(d)	was independently developed by Assignor without the use of any of the Confidential Information.

“Company Improvements” means any modifications, enhancements, upgrades or additions to the Technology or to the Intellectual Property made or created by or for the Company;

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

“Copyright” means any rights prescribed in the Copyright Act (Canada) and the Copyright Act (United States) that are owned by Assignor as of the Effective Date and that are related to the Invention or the Intellectual Property Rights;

“Effective Date” shall mean the date first shown in this Agreement;

“Encumbrance” means any mortgage, change, pledge, hypothec, lien, encumbrance, restriction, option or security interest of any kind and “Encumber” means to create an Encumbrance;

“Field of Use” shall mean all fields of use;

“Intellectual Property Rights” means all Patents; Copyrights, trade-names and other intellectual property rights, whether registered or not, owned by or licensed to the Assignor relating to the Technology and which exist as of the Effective Date;

“Invention” means the invention titled “Process for Continuous Co-Current Electrochemical Reduction of Carbon Dioxide” as more fully described in the Intellectual Property Disclosure attached hereto as Schedule “B”

“Know-how” means any and all trade secrets, technical expertise, knowledge, confidential information and know-how, whether patentable or unpatentable relation to the Invention, whether in written, machine readable, drawing or oral form, including, without limiting the generality of the foregoing, all technical information, raw material, date, product specifications, processes and designs, operating and production date, calculations, computer programs, instructions and techniques, quality control and other standards, and drawings relating thereto developed by the Assignor and which exists as of the Effective Date;

“Product” means any product derived from any part of the Technology or the Intellectual Property Rights or that results from practicing or using the Technology or the Intellectual Property Rights;

“Parties” means the Company and Assignor collectively, and “Party” means one or any of them;

“Patents” means the patents and/or patent applications listed in Schedule “A” appended hereto, and shall include any divisional, re-examination or renewal based on the said patents and/or patent applications, any patents which may issue on, from or as a result of any of the foregoing and any reissue of said patents;

“Person” includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Service” means any service to Third Parties that is provided by using the Technology, by using the Intellectual Property, by using a Product, or that relates to the Technology, the Intellectual Property, or to a Product;

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

“Technology” means the Invention, and includes all Know-how and all Intellectual Property Rights relating to the Invention;

“Territory” means the universe, including but not limited to all sovereign and non-sovereign areas therein.

“Third Party” means, in respect of a Party, a Person who deals with such Party at arm’s length, as that term is defined in the Income Tax Act (Canada) on the date hereof; and

“Underlying Agreements” means all agreements, written oral which relate to the Technology or to the Intellectual Property Rights, the chain of title thereto or Assignor’s rights or the rights of any Third Party therein as more fully described in the Intellectual Property Disclosure attached hereto as Schedule “C”.

1.2 Headings

The division of this Agreement into articles, section, subsections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The article, section, subsection and schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement. All uses of the words “hereto”, “herein”, “hereof”, “hereby” and “hereunder” and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection or Schedule refer to the applicable article, section subsection or schedule of this Agreement.

1.3 Currency

Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to lawful money of the United States of America.

1.4. Schedules

The following schedules are attached to and incorporated by reference into this Agreement:

Schedule A	Patent Application
Schedule B	Description of Invention/Patent Abstract
Schedule C	Underlying Agreements
Schedule D	Option Agreement

ARTICLE 2
TECHNOLOGY ASSIGNMENT AND COMPENSATION

2.1	Grant of Rights

	(a)	Subject to the terms and conditions hereinafter set forth, Assignor hereby grants to the Company all right and title in and to the Technology and the Intellectual Property Rights throughout the Territory. Without limiting the generality of the foregoing, the grant of rights by Assignor to the Company shall include the following exclusive rights:

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

(i)	to reproduce, make, have made, use, import and sell any Product and export any Product;
(ii)	to engage contractors to reproduce or make components of subsystems that incorporate or embody or that are derived from any parts of the Technology to be used or sold;
(iii)	to sell any Service;
(iv)	to copy, translate or modify any Copyright works relating to the Technology;
(v)	to otherwise practice the Technology (including making and practicing any Company improvements); and
(vi)	to grant sub-licenses of all rights granted to The Company hereunder including but not limited to those rights set out in Subsections 2.1 (a)(i) through 2.1(a)(v) hereof.

2.2 Educational License

The Company hereby agrees to negotiate in good faith with Colin Oloman (“Oloman”) regarding the grant to Oloman by the Company of a royalty-free, non-assignable, non-exclusive license to use the Technology for not for profit research, educational or other scholarly purposes (the “Educational License”). Failure by the Company and Oloman to enter into an Educational License shall neither affect the obligations of the parties hereto nor any rights granted to the Company herein.

2.3 Restrictive Covenants of Company

The Company acknowledges and agrees that the Company and its Affiliates shall not use the Technology or advertise, promote, market or otherwise offer Products or Services for sale in any manner which shall use the name, identity or likeness of the Assignor or of Colin Oloman without the prior written consent of the Assignor, which consent Assignor shall not unreasonably withhold. Notwithstanding anything to the contrary in this Agreement, nothing herein shall prevent the Company or its Affiliates from disclosing Assignor as the source of the Technology, or from disclosing any information required pursuant to any securities regulation applicable to the Company or its Affiliates, including but not limited to the United States Securities Act of 1933, the United States Securities and Exchange Act of 1934, or the rules, regulations or amendments promulgated thereunder.

2.4 Restrictive Covenants of Assignor

Assignor and its Affiliates shall not, at any time, directly or indirectly, dispute or contest:

(a)	the validity or enforceability of the Patents or the registration therefore; or

(b)	the exclusive ownership rights of the Company in and to the Technology and the Intellectual Property Rights pursuant to this Agreement.

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

2.5 Consideration

In consideration to Assignor for the right and title granted to the Company herein, and for the covenants of Assignor herein, the Company shall pay to Assignor the following consideration:

(a)	40,000 restricted common shares (the “Shares”) in the capital stock of its parent corporation, Mantra Venture Group Ltd (“Mantra Venture”) at the fair market value of $0.25 per share, registered in the name of Assignor; and

(b)	In addition to the Shares, the Company shall cause. Mantra Venture to grant to the Assignor 250,000 options (the “Options”) to purchase restricted common shares in the capital stock of Mantra Venture at a purchase price of $0.25 per share. The Options shall vest immediately upon the Effective Date and shall expire on the earlier of 5 years following the Effective Date. Further terms of the Options are set out in the Option Agreement between Mantra Venture and the Assignor attached hereto and incorporated into this Agreement as Schedule “D”. The Shares and the Options are hereinafter referred to as the “Securities”.

(c)	Nothing in this Agreement shall obligate the Company to file any future registration statement of any kind regarding the Securities.

(d)	The Assignor expressly acknowledges and consents that the Securities shall be subject to the following restrictions:

	(i)	No Registration. The Securities shall not be registered under the Securities Act of 1933 (the “US Securities Act”) and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the Securities are registered under the US Securities Act, or an exemption from the registration requirements of the US Securities Act is available.

	(ii)	Hedging Restricted. Hedging transactions involving the Securities may not be conducted unless in compliance with the US Securities Act.

	(iii)	Legending of Shares. The Securities shall be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

“The transfer of the securities represented by the certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Act”), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Act. “

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

(iv)	Canadian Restrictions. The Securities shall be subject to a number of resale restrictions in Canada including a restriction on trading. Until the restriction on trading expires, the Assignor shall not be able to trade the Securities unless the Assignor complies with an exemption from the prospectus and registration requirements under securities legislation; and

(v)	Not Reporting Issuer in Canada. At present, Mantra Venture is not a reporting issuer in any jurisdiction in Canada.

ARTICLE 3 INTELLECTUAL PROPERTY

3.1 Know-how

Assignor shall furnish a summary of the relevant Know-how to the Company within a reasonable period of time following the Effective Date, including all patents described in Schedule “A” (including the latest draft of any application which have not matured into patents), together with all documentation that is reasonably necessary for understanding the Technology, to the extent that it exists and is within the control of Assignor, along with oral explanations of the Know-how and of unwritten Confidential Information.

3.2	Improvements

	(a)	Subject to Sections 2.2 and 2.3 hereof, all the Company Improvements and any Intellectual Property Rights or Know-how developed by or for the Company associated therewith shall be owned exclusively by the Company.

	(b)	Subject to Sections 2.3 hereof, all Assignor Improvements and any Intellectual Property Rights or Know-how generated or created by or for the Assignor or its Affiliates before and subsequent to the Effective Date shall be owned exclusively by the Company.

3.3	Confidentiality.

	(a)	As of the Effective Date, all Confidential Information shall remain the exclusive property of the Company.

	(b)	For a period of five (5) years from the date of disclosure of Confidential Information, Assignor agrees to maintain in confidence all Confidential Information disclosed with the same degree of care as it normally takes to preserve its own confidential information, but in any event, no less than a reasonable degree of care.

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

(c)	Assignor may only disclose Confidential Information to persons with a “need to know” who shall be made aware of, and be required to observe and comply with the covenants and obligations contained herein.

(d)	Assignor may disclose Confidential Information pursuant to the requirements of a government agency or pursuant to a court order, provided that Assignor shall take all reasonable steps, including, but not limited to the seeking of an appropriate protective order, to preserve the confidentiality of the Confidential Information provided.

(e)	If this Agreement is terminated for any reason, Assignor shall promptly deliver or destroy all Confidential Information without retaining copies thereof, except that Assignor may retain in the office of its legal counsel one (1) copy of written Confidential Information for record purposes only.

(f)	In the event that Assignor becomes aware of, or perceives any threat that, any Confidential Information may be disclosed contrary to the provisions of this Section 4.3, or in the circumstances referred to in Subsection 4.3 (d), Assignor shall immediately provide written notice thereof to the Company.

ARTICLE 4
INTENTIONALY DELETED

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND INDEMNITY

5.1 Representations and Warranties of the Company

The Company represents and warrants to the Assignor as follows:

(a)	The Company is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, and it has the right and authority to enter this Agreement, and do all acts and things as required or contemplated to be done observed and performed by it hereunder;

(b)	The execution, delivery and performance of this Agreement does not contravene any law, rule or regulation of the Company or of the jurisdiction in which it is incorporated or organized; and

(c)	All necessary corporate and shareholder approvals have been obtained and are in effect with respect to the transactions contemplated hereby, and no further action on the part of the directors or shareholders is necessary or desirable to make this Agreement valid and binding on the Company.

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

5.2 Representations and Warranties of Assignor

The Assignor represents, warrants and covenants to the Company as follows:

(a)	Assignor is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, and it has the right and authority to enter this Agreement, and do all acts and things as required or contemplated to be done observed and performed by it hereunder;

(b)	The execution, delivery and performance of this Agreement does not contravene any law, rule or regulation of Assignor or of the jurisdiction in which it is incorporated or organized; and

(c)	All necessary corporate and shareholder approvals have been obtained and are in effect with respect to the transactions contemplated hereby, and no further action on the part of the directors or shareholders is necessary or desirable to make this Agreement valid and binding on Assignor.

(d)	Except as disclosed herein and except to the extent that such rights are non-proprietary and in the public domain, Assignor holds an undivided, sole and exclusive 100% interest in and to the Intellectual Property Rights and the Technology, free and clear of all liens, charges, royalties and Encumbrances all the Intellectual Property Rights, and any Underlying Agreements relating to such rights are in full force and effect and not subject to termination or rescission for any reason or cause and the Company and its licensees and assigns shall have perpetual quiet enjoyment of all Intellectual Property Rights and Technology agreed to be granted hereunder;

(c)	To the best of Assignor’s knowledge, (i) there are no currently existing claims, liens, or other Encumbrances with respect to the Technology or the Intellectual Property Rights, whether voluntary or involuntary, the effect of which can or shall interfere with the rights of the Company hereunder, and (ii) the exercise of any right herein granted to the Company, shall not violate or infringe upon the trademark, trade name, copyright, patent, literary, personal, civil, or property right, right of privacy, or any other right of any party;

(d)	Assignor has not sold, assigned, transferred, conveyed, or otherwise disposed of, and shall not sell, assign, transfer, convey or otherwise dispose of, to any person any right, title or interest in or to the Technology or the Intellectual Property Rights which is in conflict with the rights granted to the Company hereunder;

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

(e)	Assignor has delivered or shall deliver to Assignor upon execution hereof, all Underlying Agreements, and such Underlying Agreements so delivered are the sole Underlying Agreements pertaining to the Intellectual Property Rights and the Technology;

(f)	The Company shall freely and quietly enjoy all of the rights herein granted and agreed to be granted and shall have the right to fully exploit the Intellectual Property Rights, and all rights therein, throughout the Territory, without restriction or costs, whatsoever, including without limitation, payments in the nature of residuals or “profit participations” payable to Third Parties, or permissions from others, all of which shall be paid or obtained by Assignor, and which shall be Assignor’s sole responsibility except as otherwise provided herein;

(e)	Neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which Assignor is a party;

(f)	The Intellectual Property Rights and the Technology have been filed and recorded with the applicable government agencies in accordance with all applicable laws, rules and regulations and are accurately described in Schedules “A” and “B” hereto; and

(g)	The Patents set out in Schedule “A" constitute full, complete, accurate and good faith disclosure of the subject matter therein.

5.3 Survival of Representations and Warranties and Indemnity

The representations and warranties hereinbefore set out are conditions on which the Parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Technology and Intellectual Property Rights by the Company and each of the Parties shall indemnify and hold and save the other and the other’s Beneficiaries harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

ARTICLE 6 TERM AND TERMINATION

6.1 Term

This Agreement shall come into effect upon the Effective Date shall expire on the expiration or invalidity of the last issued Patent with respect to the Technology (“Termination”).

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

6.2 Effect of Termination

Termination as set forth in this Section 6 shall not relieve any of the Parties of any obligations accrued under this Agreement prior to the date of termination. Each of Sections 1.1 (Definitions); 2.1 (Grant of Rights); 2.3 (Reserved Rights); 2.4 (License Restrictions); 3.3 (Confidentiality); 5.1 and 5.2 (Representations and Warranties) 5.3 (Survival and Indemnity); Section 6.3 (Effect of Termination); and Article 7 (General Provisions) shall survive termination of this Agreement.

ARTICLE 7 GENERAL

7.1 Relationship Between the Parties.

Nothing contained in this Agreement shall be construed as creating any relationship (whether by way of employment, agency, joint venture, association, or partnership) between the Parties. It is expressly understood that the relationship between the Parties shall be that of independent contractors, whether for the purposes of the Income Tax Act (Canada), provincial taxation legislation or otherwise.

7.2 Time

Time is of the essence of each provision of this Agreement.

7.3 Presumption

This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

7.4 Further Action

The Parties shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

7.5 Good Faith, Cooperation and Due Diligence

The Parties covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

7.6 Savings Clause

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby and shall continue in full force and effect.

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

7.7 Assignment

This Agreement may be assigned by the Company in its sole discretion, whether in whole or in part. The Assignor may not assign this Agreement without the written consent of the Company. This Agreement shall be binding upon the successors of the Parties.

7.8 Notices and Correspondence

All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes thereof when mailed by certified mail to the party to be notified or faxed with evidence of receipt to the following persons at the below addresses, or to such other person(s) or addresses as either party may designate upon at least 10 days written notice to the other party.

If to Assignor:

0798465 BC LTD. c/o 235-550 6th Street New Westminster, BC Canada V3L 3B7 Attention: Colin Oloman

If to Company:

Mantra Energy Alternatives Ltd. 1205 – 207 West Hastings Street Vancouver, British Columbia Canada V6B 1H7 Facsimile: 604.609.2878 Attention: Larry Kristof and David Warren

And with a copy to:

Bacchus Corporate and Securities Law Suite 1820 Cathedral Place 925 West Georgia Street Vancouver, British Columbia Canada V6C 3L2 Facsimile: 604.632.1730 Attention: Penny O. Green

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

7.9 Entire Agreement

This Agreement, including all attached Schedules which are hereby incorporated by reference, sets forth the entire understanding and agreement among the Parties relating to the subject matter contained herein and supersedes all prior discussions and agreements between them, and neither Party shall be bound by any definition, condition, warranty or representation other than expressly stated in this Agreement. Any amendment to this Agreement shall not be effective unless it is in writing and signed by the duly authorized signing officers or attorney in fact of each Party.

7.10 Waiver

A delay or failure by any Party to exercise in whole or in part a right, power or remedy under this Agreement shall not constitute a waiver of that or any other right, power or remedy.

7.10 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the Parties agree that a faxed signature shall be binding upon the Parties to this Agreement as though the signature was an original.

7.11 Succession

The provisions of this Agreement shall be binding upon the Parties and their respective successors and permitted assigns.

7.12 Counsel

The Parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

7.13 Governing Law and Jurisdiction

This agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Parties hereby attorn to the jurisdiction of the provincial and federal courts located in the city of Vancouver, British Columbia for all matters arising from this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in a legally binding manner as at the day, month and year first written above

MANTRA ENERGY ALTERNATIVES LTD.
SIGNED by Dave Warren in the presence of:

Per: /s/ Dave Warren	/s/ Robert L. Galletti
Dave Warren	Witness
Its: Chief Financial Officer
Robert L. Galletti
Print Name

11/02/07
Date

0798465 BC LTD	SIGNED by Colin Oloman in the presence of:

Per: /s/ Colin Oloman	/s/Robert L. Galletti
Colin Oloman	Witness
Its: President
Robert L. Galletti
Print Name

11/02/07
Date

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

Schedule “A”
Patent Application and Materials
See Attached

Country	Serial No.	File Date	Status
PCT	PCT/CA2006/001743	10/13/2006	PCT

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

Schedule “B”
Description of Invention/Patent Abstract

See Attached

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

Schedule “C’
Underlying Agreements

1.	Letter of Agreement dated September 11, 2006 among Colin Oloman, Hui Li and the University of British Columbia;
2.	Agreement dated September 26, 2007 among Colin W. Oloman, Hui Li and 0798485 B.C. Ltd.;
3.	Assignment agreement between Colin W. Oloman and 0798465 B.C. Ltd. dated September 26, 2007;
4.	Assignment agreement between Hui Li and 0798465 B.C. Ltd. dated September 26, 2007.

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

Schedule “D”
Option Agreement

THIS OPTION AGREEMENT (the "Agreement") effective as of the 1st day of November, 2007 (the “Effective Date”)

BETWEEN

MANTRA VENTURE GROUP LTD. 1205 – 207 West Hastings Street Vancouver, BC, V6B 1H7

(the "Company")

AND

0798465 BC LTD c/o 235-550 6th Street New Westminster, BC Canada V3L 3B7

(the “Optionee”)

WHEREAS:

A.	The Optionee has entered into a Technology Assignment Agreement (the “Assignment Agreement”) date concurrently herewith with, Mantra Energy Alternatives Ltd., a wholly owned subsidiary of the Company; and

B.	In accordance with the provisions of the Assignment Agreement the Company has authorized the grant of options to the Optionee.

These securities have not been registered under the Securities Act of 1933 (the "Act") and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Act, or an exemption from the registration requirements of the Act is available. Hedging transactions involving these securities may not be conducted unless in compliance with the Act.

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1. Grant of Option. Pursuant to the Assignment Agreement, the Company grants to the Optionee the right and option, on the following dates, to purchase all or any part of an aggregate of number of common shares as outlined (the “Options”), the purchase price of the common shares covered by the Options shall be as outlined, this number being subject to adjustment as provided in Section 6 of this Agreement, on the terms and conditions set forth in this Agreement:

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

Date	Number of Options	Purchase Price per Share ($)
Effective Date	250,000.25

3. Term. The Options may be exercised by the Optionee until the expiry date of the Options as per the following table.

Date of Issuance	Purchase Price Per Share ($)	Number of Options	Expiry Date
Effective Date 0.25 250,000			The earlier of:
1) Five years after the Effective Date.

2) Rescission of the Assignment Agreement (as defined therein)

4. Non-transferability. The Options shall not be transferable except to the Optionee’s estate, and the Options may be exercised during the lifetime of the Optionee, only by the Optionee, or thereafter by its estate. More particularly, but without limiting the generality of the foregoing, the Options may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to these provisions, and the levy of any execution, attachment or similar process on the Options, shall be null and void.

6. Representations and Warranties of Optionee. The Optionee represents to the Company that (a) the Optionee is not a US person as that term is defined in Rule 902(c) of Regulation S; (b) at the time of signing this Agreement, the Optionee was outside the US and no offer of the Options was made to the Optionee within the US; (c) the Optionee will only offer and sell any shares it obtains by exercising the Options pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Act”) or an exemption from the registration provision of the Act.

7. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Optionee may exercise the Options by sending a written notice to the Company, mailed or personally delivered to the Company at the following address: 1205 – 207 West Hastings Street, Vancouver, BC, Canada, V6B 1H7. Such notice shall state the election to exercise the Options and the number of shares in respect of which it is being exercised, and shall be signed by the Optionee. The notice shall be accompanied by payment of the full exercise price of the shares by certified cheque, bank draft or money order. The Company shall issue for the Optionee’s collection, a certificate or certificates representing the shares within 14 days after receiving the notice.

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman

The Optionee has a 2 day cancellation right and can cancel the exercise of the Options by sending notice to the Company by Midnight (Pacific Time) on the 2nd business day after sending notice of exercise of the Options.

The certificate or certificates for the shares as to which the Options shall have been exercised shall be registered in the name of the Optionee and shall be delivered as provided above to or on the written order of the Optionee. All shares that shall be purchased on the exercise of the Options as provided in this Agreement shall be fully paid and non-assessable. The certificates representing any shares issued upon exercise of the Options may contain a restrictive legend substantially in the following form:

“The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Act”), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Act.”

8. Changes in Capital Structure. If all or any portion of the Options shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation occurring after the date of this Agreement, as a result of which shares of any class shall be issued in respect of outstanding common shares, or common shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Options shall receive the aggregate number and class of shares which, if common shares (as authorized at the date of this Agreement) had been purchased at the date of this Agreement for the same aggregate price (on the basis of the price per share set forth in Section 2 of this Agreement) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations; provided, however, that no fractional share be issued on any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

9. Reservation of Shares to Satisfy Option. The Company shall at all times during the term of the Options reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

10. Currency. Unless otherwise indicated, all references to currency in this Agreement are in US dollars.

IN WITNESS WHEREOF this Agreement is effective as of the date first written.

MANTRA VENTURE GROUP LTD. by its authorized signatory /s/Dave Warren Dave Warren, Chief Financial Officer	0798465 BC LTD. by its authorized signatory /s/Colin Oloman Colin Oloman, President

Technology Assignment Agreement dated September 25, 2007 between Mantra Energy Alternatives Ltd. and Colin Oloman